                                                                       Exhibit 4
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                         REGISTRATION RIGHTS AGREEMENT





                       ________________________________

                                MARCH 25, 1999
                       ________________________________



                                 CONFIDENTIAL




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

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT dated as of March 25, 1999 among FACTUAL DATA CORP., a Colorado corporation (the "Company"), and Purchasers to be listed on Exhibit A (collectively, the "Purchasers" or individually, a "Purchaser") under that certain Share Purchase Agreement between the Company and the Purchasers dated as of March 25, 1999 (the "Share Purchase Agreement").

     The parties agree as follows:

     Section 1.  Definitions.  For purposes of this Agreement:
                 -----------

          (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means (i) the Shares, as defined under the Share Purchase Agreement, between the Company and Purchasers (collectively, the "Shares"), and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution, merger, consolidation, recapitalization, reclassification or similar transaction with respect to, or in exchange for or in replacement of, the Shares, in each case held by any Holder (as defined in clause (c) below);

          (c) The term "Holder" or "Holders" means Purchasers and any of their successors or assigns which hold Registrable Securities; and

          (d) The term "Closing Date" is used herein as defined in Article II of the Share Purchase Agreement.

     Section 2.  Registration Rights.
                 -------------------

          (a) Within 90 days after the Closing Date, the Company shall file with the Securities and Exchange Commission ("SEC") a registration statement sufficient to permit the public offering and sale of the Registrable Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. The Company shall be obligated to file such post effective amendments or supplements as may be necessary to enable the Holders to deliver prospectuses which comply with the Securities Act for a period of two years from such effective date. The Registration Expenses (defined below) of this registration statement shall be borne by the Company. In addition to the registration provided for hereinabove, the Holders of the Registrable Securities who, in the aggregate, own a majority of the total number of Shares issued or issuable upon exercise of the Registrable Securities may request that the Company prepare and file a registration statement to permit the public offering and sale of the Registrable Securities on one additional occasion. The Registration Expenses of such additional registration statement shall be borne by the holders of Registrable Securities included in such registration. Holders of the Registrable Securities who, in the aggregate, own a majority of the total number of Shares issued or issuable upon exercise of the Registrable Securities may also request that the Company prepare and file a registration statement on Form S-2 or S-3, if available, to permit the public offering and sale of Registrable Securities (each, a "Short Form Registration"). The Holders may request a maximum of three (3) Short Form Registrations. The Registration Expenses of any such Short Form Registration shall be borne by the Company.

          (b) Any such registration of Registrable Securities requested pursuant to this Section 2 shall be referred to as a Demand Registration. No Demand Registration shall be deemed to have been effected if (i) such registration statement, after it has become effective, is the subject of any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not primarily attributable to the selling Holders of Registrable Securities, (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are not satisfied, other than by reason of a failure on the part of the selling Holders of Registrable Securities; or (iii) the holders of Registrable Securities are not able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration.

          (c) If at any time or from time to time during the time period applicable to Demand Registrations any of the Holders of the Registrable Securities covered by a registration statement desire to sell Registrable Securities in a public offering, the investment banker or investment bankers that will manage the offering will be selected by the Holders of at least a majority of the Registrable Securities included in such offering; provided that the selection of any such investment banker or investment bankers is subject to consent by the Company, which consent shall not be unreasonably withheld.

          (d) Whenever the Company shall effect a registration pursuant to this
     Section 2 in connection with a public offering of Registrable Securities, securities other than Registrable Securities shall be reduced to the extent determined necessary by the managing underwriter of such offering if such managing underwriter shall have advised the selling Holders in writing (with a copy to the Company) that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold within a price range acceptable to the selling Holders of a majority of the Registrable Securities requested to be included in such registration. If no such notice or letter is provided, the Company may include Common Stock for its own account or for the account of other shareholders of the Company, if and to the extent consented to by the Holders of at least a majority of the Registrable Securities included in such offering.

          (e) In the event of a Demand Registration, the Company, if requested by the Holders of at least a majority of the Registrable Securities to be included in such Demand

     Registration, (i) shall agree not to, and shall cause its executive officers and directors not to, effect any public sale or distribution of its Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, Common Stock during the 90-day period following the effective date of a registration statement relating to a public offering of Registrable Securities if the managing underwriter or underwriters determine such public sale or distribution would have a material adverse effect on such offering and (ii) shall (x) cause each securityholder of the Company's privately placed equity securities issued in connection with a financing transaction involving at least 5% of the Company's then outstanding equity securities at any time after the date hereof and (y) use its reasonable best efforts to cause each other securityholder of the Company owning at least 10% of the Company's then outstanding equity securities (other than a securityholder permitted to file a Schedule 13G under the Exchange Act) to agree, not to effect a public sale or distribution of the Common Stock during the 90-day period following the effective date of a registration statement relating to a public offering of the Registrable Securities if the managing underwriter or underwriters determine such public sale or distribution would have a material adverse effect on such offering.

          (f) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on, the NASD automated quotation system.

          (g) In connection with each Demand Registration and each Piggyback Registration (defined below), the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

          (h) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay its proportionate share of all Registration Expenses based upon the ratio of the aggregate selling price of each holder's securities included therein to the aggregate selling price of all securities to be so registered.

     Section 3.  Piggyback Registration
                 ----------------------

          (a) Participation.  Subject to Section 3(b) below, if at any time from
              -------------
     and after the date hereof, the Company proposes to file or files a registration statement under the Securities Act with respect to any offering of securities of the same type as the Registrable Securities for its own account (other than a registration statement on Form S-8 or Form S-4 or any successor form thereto), or for the account of any securityholder of securities of the same type as the Registrable Securities, then, as promptly as practicable, the Company shall give written notice of such proposed filing to each Holder of Registrable Securities and such notice shall offer the Holders of Registrable Securities the opportunity to include in such registration such number of Registrable Securities as each such Holder may request (a "Piggyback Registration"), provided that, any Holder of Registrable Securities may only participate in a Piggyback Registration to the extent (based on the number of shares included) that the Holder of a majority of the Registrable Securities elects to participate. The Company shall include in such registration statement all Registrable Securities requested within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder) to be included in the registration for such offering pursuant to a Piggyback Registration. Each Holder electing to participate in such Piggyback Registration shall do so pursuant to the terms of such proposed registration and shall execute such usual and customary custody agreements, powers of attorney, underwriting agreements or other documents as are reasonably requested or required by the Company and any underwriter of such offering; provided, however, that
                                                       --------  -------
     such Holders shall not be required to represent and warrant to, or to indemnify, any party with respect to any matters other than as to the Holder's ownership of the Registrable Securities and with respect to any other information provided by Holder and required to be included in the registration statement pursuant to SEC rules and regulations. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (b) Underwriter's Cutback.  The Company shall use its best efforts to
              ---------------------
     cause the managing underwriter or underwriters of a proposed public offering to permit the Registrable Securities requested to be included in the registration for such offering under Section 3(a) above (the "Piggyback Securities") to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters participating in such offering advises each of the Holders in writing (with a copy to the Company) that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time
     of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then, after including all shares proposed to be sold by the Company in a Company-initiated registration, the amount of securities to be offered for the account of the Holders shall be reduced pro rata with all other holders participating in such offering on the basis of the number of shares to be registered by all stockholders participating in such offering; provided,
                                                                    --------
     however, that the managing underwriter or underwriters may not limit the
     -------
     Registrable Securities or other securities to be included in such Registration to less than 25% of the securities included therein.

     Section 4.  Registration Procedure.  Whenever required under this Agreement
                 ----------------------
to effect the registration of any Registrable Securities, the Company shall, as expeditiously as is reasonably possible:

          (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations otherwise necessary to keep the registration statement effective for a period of not less than twelve months (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn); and cause the prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act of 1934 with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the selling Holders thereof set forth in such registration statement or supplement to the prospectus.

          (b) Furnish to the Holders of the Registrable Securities covered by such registration statement such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

          (c) Use its best efforts to register and qualify the securities covered by such registration statement under such jurisdictions as shall be reasonably requested by the Holders, provided that the Company has no obligation to qualify Registrable Securities where such qualification would cause any unreasonable delay or expenditure by the Company, but the Company may be required to file a consent to service substantially in the form of the Uniform Consent to Service of Process Form U-2.

          (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (e) Notify each Holder of Registrable Securities covered by such registration statement, (i) at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (f) Furnish to each Holder of Registrable Securities on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (g) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any registration statement covering Registrable Securities.

          (h) Cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters.

          (i) Use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other foreign governmental agencies or authorities, and the NASD or any other applicable exchange or regulatory authority, as may be necessary to enable the seller or selling Holders thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

          (j) Cause all Registrable Securities covered by the registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of at least 50% of such Registrable Securities or the managing underwriters, if any.

          (k) Cooperate and assist in any filings required to be made with the NASD in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
     NASD).

          (l) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          (m) Permit any holder of Registrable Securities, which holder, in the Company's sole and exclusive judgment, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

     Section 5.  Furnish Information.  The selling Holders shall promptly
                 -------------------
furnish to the Company in writing such reasonable information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     Section 6.  Indemnification and Contribution.  In the event any Registrable
                 --------------------------------
Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity
                                   --------  -------
     agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, further, however, that if any losses, claims, damages or
     --------  -------
     liabilities arise out of or are based upon any untrue statement of a material fact, or omission to state a material fact required to be stated therein or necessary to make the statements there not misleading in any preliminary prospectus, and made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein, which did not appear in the final prospectus, the Company shall not have any such liability with respect thereto to such Holder, any person who controls such Holder within the meaning of the Securities Act, or any director of such Holder, if such Holder delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that such Holder had an obligation to deliver a copy of the final prospectus to such person; and

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officer or any person who controls such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officers, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, or other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement
                          --------  -------
     contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further that the maximum liability of any selling Holder under
     --------  -------
     this Section 6(b) in regard to any registration statement shall in no event exceed the amount of the net proceeds received by such selling Holder from the sale of securities under such registration statement; provided,
                                                               --------
     further, however, that if any losses, claims, damages or liabilities arise
     -------
     out of or are based upon an untrue statement, or omission to state a material fact require to be stated therein or necessary to make the statements therein not misleading in any preliminary prospectus which did not appear in the final prospectus, such seller shall not have any such liability with respect thereto to the Company, any person who controls the Company within the meaning of the Securities Act, any officer of the Company who signed the registration statement or any director of the Company, if the Company delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that the Company had an obligation to deliver a copy of the final prospectus to such person.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, however, the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party under this Agreement.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient (other than for reason of exceptions provided in this Section 6) to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and selling Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, or by such selling Holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto acknowledge and agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if all of the selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the amount the selling Holders shall be required to contribute shall not exceed the amount, if any, by which the total price at which the securities sold by each of them were offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue statement or omission, or other violation of law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

     Section 7.  Miscellaneous.
                 -------------

          (a) Binding Effect.  This Agreement shall be binding upon and shall
              --------------
     inure to the benefit of the original parties hereto and each person who becomes a party hereto, and their respective successors and assigns.

          (b) Notices.  Except as otherwise provided herein, any notice, consent
              -------
     or request to be given in connection with any term or provision of this Agreement shall be deemed to have been given sufficiently if sent by hand, registered or certified mail, postage prepaid, facsimile transmission or courier (next day delivery), to the Company or to Purchasers at their addresses as designated in, or from time to time pursuant to, Article XII of the Share Purchase Agreement.

          (c) Integration.  This Agreement contains the entire agreement between
              -----------
     the parties with respect to the transactions contemplated hereby and no party shall be bound by, nor shall any party be deemed to have made, any covenants, representations, warranties, undertakings or agreements except those contained in such entire Agreement. The section and paragraph headings contained in this Agreement are for the reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) Counterparts.  This Agreement may be executed in one or more
              ------------
     counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

          (e) Amendment.  Except as otherwise provided herein, the provisions of
              ---------
     this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of all Registrable Securities; provided, however, that no amendment or waiver which materially and adversely effects the rights of a Purchaser or its affiliates hereunder without also correspondingly materially and adversely effecting the rights of the other holders of Registrable Securities may be made without the consent of such Purchaser.

          (f) Governing Law.  This Agreement and the rights and remedies of the
              -------------
     parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.

          (g) Specific Performance.  Each of the parties hereto, in addition to
              --------------------
     being entitled to exercise all rights provided herein, in the Share Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the parties hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (h) Rule 144.  The Company covenants that it will file the reports
              --------
     required to be filed by it under the Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

          (i) No Inconsistent Agreements.  The Company shall not hereafter enter
              --------------------------
     into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (j) New Parties.  During the term of this Agreement, the Company may,
              -----------
     with the consent of the Company's Board of Directors and CIVC, allow other persons to become parties to this Agreement by executing a joinder agreement, and the Schedule of Holders attached hereto as Exhibit A shall be revised and
     -------------------                    ---------
     updated accordingly.

          (k) Other Registration Rights.  Except as provided in this Agreement,
              -------------------------
     the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

          (l) Adjustments Affecting Registrable Securities.  The Company shall
              --------------------------------------------
     not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration.

     IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.

                                    HALEY LLC



                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                    MARSHALL FINANCIAL PARTNERS, L.P.



                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                    BCI GROWTH V, L.P.
                                    By Glenpointe Associates V, LLC
                                         General Partner



                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________



                                    BCI INVESTORS, LLC



                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                    FACTUAL DATA CORP.



                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________